Exhibit 32.2

Certificate pursuant to 18 U.S.C. Section 1350 as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the report of Newnan Coweta Bancshares, Inc., filed on Form 10-QSB for the period ended March 31, 2007: (1) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial conditions and results of operations of Newnan Coweta Bancshares, Inc.

Date: May 11, 2007

/s/ J. Randal McKoon
J. Randal McKoon,
Group Vice President / Comptroller
(Principal Financial and Accounting Officer)